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                                                                    EXHIBIT 10.1

                         HUNTSMAN PACKAGING CORPORATION
                          MANAGEMENT INCENTIVE PLAN FOR
                      SENIOR DIVISIONAL MANAGEMENT ("MIP")
 ____________________________________(1999)____________________________________


PURPOSE To provide an attractive and competitive at-risk incentive that recognizes and rewards the individual and collective achievement of corporate financial and operating results.
                      ----------------------------------------------------------

ELIGIBILITY           Divisional Officers of Huntsman Packaging Corporation (the
                      "Company"), Directors, and Plant Managers of North
                      American facilities. At the option of the Chief Executive
                      Officer ("CEO"), other employees not normally eligible for this program, may be included. Bonus Target Payment Levels for the plan are as follows:

                             Senior Vice President        35% of Base Salary
                             Vice President               25% of Base Salary
                             Director/Plant Manager       15% of Base Salary
                      ----------------------------------------------------------

SUMMARY The 1999 Management Incentive Plan ("MIP") is designed to provide incentive compensation, based on the following measures of performance and payment intervals:

                             Division EBITDA, on a calendar quarter basis
                             Division Net Investment (defined as Capital
                                Expenditures, plus or minus the change in Working Capital, on a calendar quarter basis)
                            Company EBITDA, on a calendar year basis
                            Company Net Investment, on a calendar year basis

                      ----------------------------------------------------------

PLAN TERM The MIP for 1999 shall be in effect from January 1, 1999 to December 31, 1999 (the "Plan Term").
                      ----------------------------------------------------------

TARGET AND            Awards under the MIP are dependent on the Divisions
ACHIEVEMENT           and the Company achieving certain levels of EBITDA and
CRITERIA              Net Investment on a quarterly and annual basis.

                      The Bonus Award Percentage is the product of each Participant's Bonus Target Payment Level times the percentage level of achievement (depicted as the intersecting levels of EBITDA and Net Investment shown on the attached matrices, or Matrix Interesect).
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Management Incentive Plan (MIP), 1999
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                      Quarterly and annual award levels have been computed on a
                      Company and Divisional basis. Although there is no cap on the amount of MIP award that can be earned, the Divisions and the Company must achieve minimum levels of EBITDA in order to receive an award. Illustrations of Matrix Intersect award levels (quarterly and annually), are set forth on the attached Schedules. The matrices show EBITDA levels of attainment on the horizontal axis and Net Investment levels of attainment on the vertical axis. Where actual levels of attainment fall between the data points shown, actual Bonus Award Percentages will be interpolated.

                      The EBITDA and Net Investment components are weighted (see attached Schedules), as is the emphasis on Divisional and Company achievement of Plan goals. The weighting is as follows:

                             COMPONENT             WEIGHT
                             ---------             ------

                             EBITDA                80%
                             Net Investment        20%

                             Division Goals        75% (paid quarterly)
                             Corporate Goals       25% (paid annually)

                      To illustrate, QUARTERLY BONUS AWARD PERCENTAGES would be computed as follows: Assume a Participant's Bonus Target Payment Level is 15% of base salary for the quarter, annual salary is $60,000.00, 1999 Q-1 EBITDA for the Division of $2,323,000, and 1999 Q-1 Net Investment of $1,499,000 [Capital Expenditures of $1,531,000 (100% of
                      plan for 1999 Q-1) and a decrease in Working Capital of $32,000 (131% of target for 1999 Q-1)]. The Matrix Intersect for these levels of achievement equals 114%. (Follow the EBITDA line on the top to the right until you reach $2.323 and then go down the left column of numbers until you reach the Net Investment number of $1.499. The intersection of those two lines is 114%). The matrix takes the component weighting (80%/20%) into account. This Matrix Intersect is the starting number used to calculate the quarterly Bonus Award Percentage.


-------------------------------------------------------------------------------------------------
   MATRIX INTERSECT X     BONUS TARGET PAYMENT       EMPHASIS =        BONUS AWARD PERCENT
                                LEVEL  X
-------------------------------------------------------------------------------------------------
          114%                  15%                     75%                  12.8%
-------------------------------------------------------------------------------------------------

                      The Participant would receive a Bonus Award for 1999 Q-1 of 12.8% of his or her base salary for such quarter. In this example the Quarterly Bonus Award would be $1,920 ($15,000 X 12.8%).

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Management Incentive Plan (MIP), 1999
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                      Bonus Award Percentages for each of the four quarters will be computed in the same manner using quarterly EBITDA and Net Investment numbers from the Company's financial statements.

                      Similarly, the ANNUAL BONUS AWARD would be computed as follows: Assume EBITDA of $130,000,000, and 1999 Net Investment of $28,000,000 [Capital Expenditures of $35,000,000 (100% of plan for 1999) and a decrease in Working Capital of $7,000,000 (146% of target for 1999)]. The Matrix Intersect for these levels of achievement equals 128%. Thus, the annual Bonus Award would equal the following:

-------------------------------------------------------------------------------------------------
   MATRIX INTERSECT X     BONUS TARGET PAYMENT       EMPHASIS =        BONUS AWARD PERCENT
                                LEVEL  X
-------------------------------------------------------------------------------------------------
          128%                  15%                     25%                  4.8%
-------------------------------------------------------------------------------------------------


                      In this case the Annual Bonus Award would be $$2,880 ($60,000 X 4.8%).

                      To complete the example the chart below illustrates how the Total Bonus Award (the sum of the Quarterly and Annual Bonus Awards) is derived. Assume the Bonus Award Percentages for the remaining quarters of 1999 were as indicated in the chart below. The Total Bonus Award would equal $10,980.00 versus a target MIP Bonus Award of $9,000 (15% x 60,000).

-------------------------------------------------------------------------------------------------
       PERIOD               BONUS AWARD PERCENT             SALARY          TOTAL BONUS AWARD
-------------------------------------------------------------------------------------------------
         Q1                        12.8                     $15,000              $ 1,920.00
         Q2                        10.2                      15,000                1,530.00
         Q3                        16.7                      15,000                2,505.00
         Q4                        14.3                      15,000                2,145.00
       Annual                       4.8                     $60,000                2,880.00
                                                                                -----------
                                                                                $10,980.00
-------------------------------------------------------------------------------------------------

                      ----------------------------------------------------------
DISTRIBUTION          Quarterly Bonus Award distributions for the first three
                      quarters will be paid within 45 business days of the close of the calendar quarter. The Fourth Quarter Bonus Award and the Annual Bonus Award will be paid within 90 calendar days of the close of the calendar year.

                     ----------------------------------------------------------

SEPARATIONS           Except as set forth below, in order to be eligible to
                      receive Bonus Awards under the MIP, a Participant must be employed by the Company on the last day of the quarter to receive a Quarterly Bonus Award, and on the last day of the Plan Term to receive an Annual Bonus Award.

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Management Incentive Plan (MIP), 1999
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                      If a Participant retires during the Plan Term (and
                      qualifies for an immediate pension under the Huntsman Packaging Corporation Defined Benefit Pension Plan), dies, or becomes disabled (as defined under the Company's Long Term Disability Plan), he/she will receive a pro rata portion of the MIP Bonus Award (both the Quarterly and Annual Bonus Award) based on the actual days worked during the Plan Term. Distributions will be made at the same time as for all other Participants in the MIP.

                      If a Participant's employment is terminated at any time prior to the end of either a quarter or the Plan Term, by the employee or by the Company, with or without cause, for any reason other than retirement, death, or disability, the Participant shall not be eligible to participate in the MIP, shall not receive any MIP Award, and shall forfeit any rights he/she may have had in the MIP.

                    ------------------------------------------------------------

GENERAL PROVISIONS  1. Job Change. Eligible officers and executives who become eligible to participate in the MIP by reason of a job change will be eligible for a prorated Bonus Award based on the actual days worked during the Plan Term. In the case of job changes involving a change in the Bonus Target Payment Level, the Participant will receive the new level based on the actual days working during the Plan Term at the new level.

                    2. Disciplinary Action. In order to participate in the MIP, the Participant must not have been subject to any disciplinary action during the Plan Term.

                    3. No Employment Right. Participation in the MIP shall not confer on a Participant any right to continue in the employment of the Company, nor shall it interfere with the Company's right to terminate the employment of a Participant at any time.

                    4. Non-transferability. A Participant shall not have any
                       right to assign, transfer, pledge, or hypothecate any benefits or payments under the MIP, other than by will or by the laws of descent and distribution.

                    5. Creditors. Award payments held by the Company before
                       distribution shall not be subject to execution, attachment or similar process at law or in equity.

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Management Incentive Plan (MIP), 1999
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                    6. Withholding. The Company will deduct federal, state, and local taxes, and any employee benefit related withholdings required to be withheld with respect to the payment of any Award.

                    7. Definitions.

                          EBITDA Earnings calculated in accordance with GAAP, before interest expense, income taxes, depreciation and amortization (and after accruals for Awards paid under the MIP and LTIP).

                          NET            Capital Expenditures plus or minus the
                          INVESTMENT     Change in Working Capital.

                          WORKING        Net Trade Accounts Receivable, plus
                          CAPITAL        Net Inventory, minus Accounts Payable,
                                         calculated in accordance with GAAP.

                          CAPITAL        Expenditures capitalized to the
                          EXPENDITURES   Company's fixed asset and construction
                                         work-in-process accounts.

                          CHANGE IN      For purposes of Net Investment, a
                          WORKING        decrease  in Working Capital from the
                          CAPITAL        targeted amount decreases Net
                                         Investment; an increase in
                                         Working Capital from the
                                         targeted amount increases Net
                                         Investment.

                    8. Acquisitions and Divestitures. The attached matrices
                       reflect the Company as it existed at the beginning of the Plan Term. In the event of acquisitions or divestitures, the matrices will be revised to reflect the changes to the Company.

                      ----------------------------------------------------------

MODIFICATION OF        The Company may modify, supplement, suspend, or terminate
THE MIP                the MIP at any time without the authorization of
                       Participants, to the extent allowed by law. No
                       modification, suspension, or termination shall adversely
                       alter or affect any right or obligation under the MIP
                       that existed prior to such modification, supplement,
                       suspension, or termination. The Company's Board of
                       Directors will determine the effect on incentives of any
                       such event and make adjustments and/or payments as it, in
                       its sole discretion, determines appropriate.
                       ---------------------------------------------------------

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Management Incentive Plan (MIP), 1999
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OTHER                 Subject to the control of the Executive Committee of the
                      Board of Directors, the Company's CEO will exercise executive control over the MIP. The CEO will have sole discretion to calculate and adjust EBITDA and Net Investment amounts used in calculating MIP Bonus Awards.

                      The MIP shall be governed by and construed under the laws of the State of Utah.
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